                                                                      EXHIBIT 11

                        GRANITE BROADCASTING CORPORATION
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                        1998            1997
                                                   ------------    ------------
                                                           (Unaudited)
Basic:

Average shares of common stock
    outstanding                                       9,475,600       8,735,879
                                                   ============    ============

Loss before extraordinary item                     $ (3,947,028)   $ (4,956,772)
Extraordinary loss                                           --        (320,804)
                                                   ------------    ------------

Net loss                                           $ (3,947,028)   $ (5,277,576)
                                                   ============    ============

Net loss attributable to common stockholders       $(10,060,483)   $ (9,474,380)
                                                   ============    ============

Per common share:
    Loss before extraordinary item                 $      (1.06)   $      (1.05)
    Extraordinary loss                                       --           (0.04)
                                                   ------------    ------------
    Net loss                                       $      (1.06)   $      (1.09)
                                                   ============    ============


Diluted:

Average shares of common stock
    outstanding                                       9,475,600       8,735,879
                                                   ============    ============

Loss before extraordinary item                     $ (3,947,028)   $ (4,956,772)
Extraordinary loss                                           --        (320,804)
                                                   ------------    ------------

Net loss                                           $ (3,947,028)   $ (5,277,576)
                                                   ============    ============

Net loss attributable to common stockholders       $(10,060,483)   $ (9,474,380)
                                                   ============    ============

Per common share:
    Loss before extraordinary item                 $      (1.06)   $      (1.05)
    Extraordinary loss                                       --           (0.04)
                                                   ------------    ------------
    Net loss                                       $      (1.06)   $      (1.09)
                                                   ============    ============